Exhibit E-13
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                    KeySpan Corporation and its Subsidiaries


KeySpan Corporation
    KeySpan Gas East  Corporation  d/b/a  KeySpan  Energy  Delivery  Long Island
          Boundary Gas Inc.
    KeySpan Corporate Services, LLC
    KeySpan Energy Corporation
        The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York
           North East Transmission Co., Inc.
               Iroquois Gas Transmission System, L.P.
           Boundary Gas, Inc.
           Alberta Northeast Gas, Ltd.
        KeySpan Natural Fuels, LLC
        KeySpan NorthEast Ventures, Inc.
           Northeast Gas Markets LLC
        THEC Holdings Corp.
           The Houston Exploration Company
               Seneca-Upshur Petroleum, Inc.
        GEI Development Corp.
        KeySpan Energy Development Corporation
           GTM Energy LLC
           Honeoye Storage Corporation1
           Adrian Associates
           KeySpan International Corporation
             KeySpan C.I., LTD
                  KeySpan UK Limited
                      Premier Transco Limited2
                  Premier Transco Limited3
                  Phoenix Natural Gas Limited
               KeySpan C.I. II, LTD
                  Grupo KeySpan, S. de R.L. de C.V.
                      FINSA Energeticos S. de R.L. de C.V.
           KeySpan Cross Bay, LLC
               Cross Bay Pipeline Company, LLC
           KeySpan Midstream LLC
               KS CI Midstream Limited
                 KeySpan Luxembourg S.A.R.L.
                      Nicodama Beheer V B.V.
                      KS Midstream Finance Co.
                         KeySpan Energy Development Co.


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1 KeySpan Energy Development Corporation holds a 28.8% interest.
2 KeySpan UK Limited holds a 25.5% interest.
3 KeySpan C.I., Ltd. holds a 24.5% interest.

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                             KeySpan Energy Canada Ltd.
                                The Taylor Gas Liquids Partnership
                             Gulf Midstream Services Partnership
                             Gulf Midstream Services Limited
                             GMS Facilities Limited
           Solex Production Ltd.
    KeySpan Utility Services LLC
    KeySpan Generation LLC
    KeySpan Electric Services LLC
    KeySpan Energy Trading Services LLC
    Marquez Development Corp.
    Island Energy Services Company, Inc.
    LILCO Energy Systems, Inc.
        Iroquois Gas Transmission System L.P.
    KeySpan Ravenswood, Inc.
    KeySpan Ravenswood Services Corp.
    KeySpan Services Inc.
        Binsky & Snyder, Inc.
        Binsky & Snyder Service, Inc.
        WDF, Inc.
        Roy Kay, Inc.
        Roy Kay Electrical Company
        Roy Kay Mechanical, Inc.
        Active Conditioning Corp.
        KeySpan Communications Corp.
        KeySpan Energy Solutions, LLC
           KeySpan Plumbing Solutions, Inc.
        Fritze KeySpan, LLC
        KeySpan Energy Management, Inc.
           KeySpan Engineering Associates, Inc.
           R.D. Mortman, LLC
        KeySpan Energy Services, Inc.
        Delta KeySpan, Inc.
        Paulus Sokolowski and Sartor, Inc.
        Fourth Avenue Enterprise Piping Corp.
    KeySpan Energy Supply LLC
    KeySpan Technologies Inc.
    Honeoye Storage Corporation4
    KeySpan MHK, Inc.
        MyHomeKey.com, Inc.
    ACJ Acquisition LLC

                                        2

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4 KeySpan Corporation holds a 23.33% interest.